Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-64139) pertaining to the First Mid-Illinois Bancshares, Inc. 401(k) Profit Sharing Plan, of our report dated June 28, 2013, with respect to the financial statements of the First Mid-Illinois Bancshares, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/sig/ BKD, LLP

Decatur, Illinois
June 28, 2013